EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 147 to Registration Statement No. 033-00572 on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the funds constituting Eaton Vance Municipals Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended August 31, 2013, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 23, 2013

Appendix A

Report Date

Funds

October 18, 2013

Eaton Vance Alabama Municipal Income Fund

October 18, 2013

Eaton Vance Arkansas Municipal Income Fund

October 18, 2013

Eaton Vance Georgia Municipal Income Fund

October 18, 2013

Eaton Vance Kentucky Municipal Income Fund

October 18, 2013

Eaton Vance Maryland Municipal Income Fund

October 18, 2013

Eaton Vance Missouri Municipal Income Fund

October 18, 2013

Eaton Vance North Carolina Municipal Income Fund

October 18, 2013

Eaton Vance Oregon Municipal Income Fund

October 18, 2013

Eaton Vance South Carolina Municipal Income Fund

October 18, 2013

Eaton Vance Tennessee Municipal Income Fund

October 18, 2013

Eaton Vance Virginia Municipal Income Fund